EXHIBIT 5.1
OPINION OF GIBSON, DUNN & CRUTCHER LLP
[Letterhead of Gibson, Dunn & Crutcher LLP]
200 Park Avenue New York, New York 10166-0193
212-351-4000 212-351-4035 Fax
www.gibsondunn.com
February 15, 2007
Client No.
75127-00031
The Advisory Board Company
2445 M Street, NW
Washington, DC 20037
     Re:     Registration Statement on Form S-8 of The Advisory Board Company
Ladies and Gentlemen:
     We refer to an aggregate of up to 2,800,000 shares of Common Stock, par value $.01 per share, of The Advisory Board Company, a Delaware corporation (the “Company”), which are the subject of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The shares of Common Stock subject to the Registration Statement (the “Shares”) are reserved for issuance pursuant to The Advisory Board Company 2005 Stock Incentive Plan (the “2005 Plan”) and The Advisory Board Company 2006 Stock Incentive Plan (the “2006 Plan”).
     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated in reliance on statement of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued against payment therefor in accordance with the terms of the 2005 Plan or the 2006 Plan, as the case may be, the Shares issued will be legally issued and will be fully paid and nonassessable.
     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP